Exhibit 4.1.2

FORM OF

SERIES SUPPLEMENT

FINANCIAL LIQUIDITY AGGREGATED SECURITIES TRUST CERTIFICATES

SERIES 20[ ]-[ ] TRUST

between

CREDIT SUISSE ASSET REPACKAGING DEPOSITOR LLC

as Depositor

and

[NAME OF TRUSTEE]

as Trustee

FINANCIAL LIQUIDITY AGGREGATED SECURITIES TRUST CERTIFICATES

Dated as of [________], 2009

 FINANCIAL LIQUIDITY AGGREGATED SECURITIES TRUST CERTIFICATES

Series 20[ ]-[ ] TRUST

TABLE OF CONTENTS

SCHEDULE I	SERIES 200[ ]-[ ] UNDERLYING TLG DEBT SECURITIES SCHEDULE
EXHIBIT A	STANDARD TERMS FOR TRUST AGREEMENTS
EXHIBIT B	TRUST RECEIPT

i

EXHIBIT C	FORM OF FINANCIAL LIQUIDITY AGGREGATED SECURITIES TRUST CERTIFICATE SERIES 20[ ]-[ ]
EXHIBIT D	ADDITIONAL FORM 10-D DISCLOSURE
EXHIBIT E	ADDITIONAL FORM 10-K DISCLOSURE
EXHIBIT F	FORM 8-K DISCLOSURE INFORMATION
EXHIBIT G	FORM OF PERFORMANCE CERTIFICATION
EXHIBIT H	[FORM OF] SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE STATEMENT
EXHIBIT I	ADDITIONAL DISCLOSURE NOTIFICATION
EXHIBIT J	FORM OF UNDERLYING TLG NOTE
EXHIBIT K	FORM OF TLG PROGRAM DEMAND NOTICE

ii

SERIES SUPPLEMENT, Series 20[ ]-[ ], dated as of [________], 200[ ] (the “Series Supplement”), by and between CREDIT SUISSE ASSET REPACKAGING DEPOSITOR LLC, as Depositor (the “Depositor”), and [NAME OF TRUSTEE] as Trustee (the “Trustee”) and Securities Intermediary (the “Securities Intermediary”).

W I T N E S S E T H:

WHEREAS, the Depositor desires to create this Trust (the “Trust”) by executing and delivering this Series Supplement, incorporating the terms of the Standard Terms for Trust Agreements, dated as of [_______], 200[ ] (the “Standard Terms” and together with this Series Supplement, the “Trust Agreement”), by and between the Depositor, the Trustee and the Securities Intermediary, as modified by this Series Supplement;

WHEREAS, the Depositor desires to Transfer (as defined herein) the Conveyed Assets (as defined herein) to the [Trustee for the benefit of the Certificateholders][Trust];

WHEREAS, in connection with the creation of the Trust and the Transfer (as defined herein) of the Conveyed Assets to the Trustee for the benefit of the Certificateholders, the parties hereto desire to provide for the issuance of the Certificates (as defined herein) evidencing the entire undivided beneficial ownership interests in the assets of the Trust; and

WHEREAS, the Trustee has joined in the execution of the Standard Terms and this Series Supplement to evidence the acceptance by the Trustee of the Trust.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants expressed herein, it is hereby agreed by and between the Depositor, the Trustee and the Securities Intermediary as follows:

Section 1. Incorporation of Standard Terms.  Except as otherwise provided herein, the provisions of the Standard Terms are incorporated herein by reference and this Series Supplement and the Standard Terms shall together form a single agreement between the parties.  In the event of any inconsistency between the provisions of this Series Supplement and the provisions of the Standard Terms, the provisions of this Series Supplement will control with respect to the Financial Liquidity Aggregated Securities, Series 200[ ]-[ ] Trust Certificates and the transactions described herein.

Section 2. Definitions.  Except as otherwise specified herein or as the context may otherwise require, the following terms shall have the respective meanings set forth below for all purposes under this Series Supplement.  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms.

“10-K Filing Deadline” shall have the meaning specified in Section 10(d)(i) hereof.

“Accounting Firm Attestation” shall have the meaning specified in Section 10(f)(ii) hereof.

“Additional Disclosure Notification” shall have the meaning specified in Section 10(b)(ii) hereof.

“Additional Form 8-K Disclosure” shall have the meaning specified in Section 10(c)(i) hereof.

“Additional Form 10-D Disclosure” shall have the meaning specified in Section 10(b)(i) hereof.

“Additional Form 10-K Disclosure” shall have the meaning specified in Section 10(d)(i) hereof.

“Assessment of Compliance” shall have the meaning specified in Section 10(f)(i) hereof.

“Available Funds” shall have the meaning specified in the Standard Terms[, except that [         ]].

“Basic Documents” shall mean the Trust Agreement, each Securities Purchase Agreement and [         ].

“Business Day” shall mean [insert Business Day convention from Underlying TLG Debt Security].

“Certificate Account” shall mean that certain account entitled “Series 20[ ]-[ ] Financial Liquidity Aggregated Securities Certificate Account”, as maintained by the Trustee on behalf of the Certificateholders.

“Certificate Principal Balance” shall have the meaning specified in the Standard Terms.

“Certificates” shall have the meaning specified in Section 4 hereof.

“Certification Parties” shall have the meaning specified in Section 10(e) hereof.

“Certifying Person” shall have the meaning specified in Section 10(e) hereof.

“Closing Date” shall mean [         ], 20[  ].

“Conveyed Assets” shall have the meaning specified in Section 3(b) hereof.

“Corporate Trust Office” shall mean the office of [         ] at [         ].

“Cut-Off Date” with respect to the Underlying TLG Debt Securities shall mean [[     ], 20[ ]][the Closing Date].

“Depository” the initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Certificateholder.

“Distribution Statement” shall have the meaning specified in Section 10(b)(i) hereof.

“Exchange Act Reports” shall mean any reports on Form 10-D, Form 8-K and Form 10-K required to be filed with respect to the Trust under the Exchange Act.

“Expense Reserve Account” shall mean that certain account entitled “Expense Reserve Account (Series 20[ ]-[ ]),” as maintained by the Trustee on behalf of the Trustee [and the Administrative Agent].]

[“Fitch” shall mean Fitch, Inc., doing business as “Fitch Ratings,” and any successor thereto].

“Form 8-K Disclosure Information” shall have the meaning specified in Section 10(c)(i) hereof.

“Indemnifying Party” shall have the meaning specified in Section 10(h)(i) hereof.

“Interest Distribution Date” shall mean the Underlying Interest Payment Date or if such day is not a Business Day, the following Business Day.

“Master Agreement Signature Page” with respect to each TLG Debt Security Issuer, the Master Agreement signature page to such TLG Debt Security Issuer’s Master Agreement.

 [“Moody’s” shall mean Moody’s Investors Service, Inc., and any successor thereto.]

“Ordinary Expenses” shall have the meaning specified in the Standard Terms.

“PCAOB” shall mean the Public Company Accounting Oversight Board.

“Performance Certification” shall have the meaning specified in Section 10(e) hereof.

[“Prepaid Ordinary Expenses” shall be $[         ] for this Series.]

“Private Placement Agreement” with respect to each Underlying TLG Debt Security Issuer, shall mean each placement agreement, dated as of [    ], between each of the placement agents of the Underlying TLG Debt Securities and such TLG Debt Security Issuer.

“Prospectus” shall mean the Prospectus, dated [         ], 20[  ], relating to the Certificates.

“Prospectus Supplement” shall mean the Prospectus Supplement, dated [         ], 20[  ], relating to the Certificates.

“Rating Agency” shall mean [each of] [Moody’s, S&P and Fitch.]

“Rating Agency Condition” shall have the meaning specified in the Standard Terms.

“Regulation AB” shall mean Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed.  Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relevant Servicing Criteria” shall mean the Servicing Criteria applicable to the various parties, as set forth on Exhibit [H] attached hereto.  For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Reporting Subcontractor engaged by the Trustee, any Administrative Agent or any Sub-Administrative Agent, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

“Reportable Event” shall have the meaning specified in Section 10(c)(i) hereof.

“Reporting Party” shall mean the Depositor, the Trustee, each Administrative Agent, if any, each Sub-Administrative Agent, if any, and any other material transaction party as may be mutually agreed between the Depositor and the Trustee from time to time for the purpose of complying with the requirements of the Commission.

“Reporting Servicer” shall have the meaning specified in Section 10(d)(i) hereof.

“Reporting Subcontractor” shall mean with respect to the Trustee or each other Reporting Servicer (whether directly or through any agent), any Subcontractor determined by such Person pursuant to Section 10(g)(ii) hereof to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, including any Sub-Administrative Agent.  References to a Reporting Subcontractor shall refer only to the Subcontractor of such Person and shall not refer to Subcontractors generally.

[“Required Percentage—Amendment” shall mean [specify if different from Standard Terms].]

[“Required Percentage—Direction of Trustee” shall mean [specify if different from Standard Terms].]

[“Required Percentage—Remedies” shall mean [specify if different from Standard Terms].]

[“Required Percentage—Removal” shall mean [specify if different from Standard Terms].]

“Reserved Extraordinary Trust Expense Amount” shall be $[     ] for this Series.

“Reserved Ordinary Expense Amount” shall be $[     ] for this Series.

[“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., and any successor thereto.]

“Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification” shall mean a written certification signed by a senior officer of the Trustee in charge of the servicing function that complies with (i) the Sarbanes-

Oxley Act of 2002, as amended from time to time (and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff), and (ii) Exchange Act Rules 13a-14(d) and 15d-14(d), as in effect from time to time.

“Securities Purchase Agreement” with respect to each Underlying TLG Debt Security, shall mean each securities purchase agreement, dated as of [     ], between the Depositor and such TLG Debt Security Issuer.

“Series” shall mean the Financial Liquidity Aggregated Securities Trust, Series 20[ ]-[ ].

“Servicing Criteria” shall mean the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as the same may be amended from time to time.

“Stated Maturity” shall mean the Stated Maturity of each Underlying TLG Debt Security, as set forth on Schedule I hereto.

“Subcontractor” shall mean any vendor, subcontractor or other Person that is not responsible for the overall servicing of assets but performs one or more discrete functions identified in Item 1122(d) of Regulation AB under the direction or authority of the Trustee or a Reporting Servicer.

“TLG Debt Security” shall have the meaning specified in the Standard Terms.

“TLG Debt Security Issuers” shall mean the issuers of the Underlying TLG Debt Securities set forth on Schedule I hereto.

“Trust Estate” shall mean (a) the Conveyed Assets, (b) the Certificate Account and all amounts on deposit therein or credited thereto, (c) all of the Trust’s rights as a third party beneficiary under each Private Placement Agreement and each Securities Purchase Agreement, (d) all payments on or under and all proceeds of any of the foregoing (including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, causes of action, rights to payment of any and every kind and other forms of obligations, receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing) and (e) the Trust’s rights under each agreement to which it is a party.

“Trustee Fee” shall mean the amount paid to the Trustee by the Trust in equal [monthly][quarterly][semi-annual] installments on [each][each other] Interest Distribution Date which will be [               ].  The Trustee Fee shall constitute an Ordinary Expense.

“Underlying Interest Payment Date” means for each Underlying TLG Debt Security, the scheduled interest payment date set forth on Schedule I hereto.

“Underlying TLG Debt Securities” shall mean the TLG Debt Securities set forth on Schedule I hereto.

“Underlying TLG Debt Security Voting Rights” shall have the meaning specified in Section 11(b) hereof.

“Underlying TLG Note” shall have the meaning specified in the Standard Terms and shall be substantially in the form of Exhibit J hereto.

“Underwriting Agreement” shall mean that certain agreement, dated as of [         ], between the Depositor and Credit Suisse Securities (USA) LLC and Morgan Keegan & Company, Inc., as the representatives of the several underwriters party thereto.

Section 3. Creation and Declaration of Trust; Sale of Underlying TLG Debt Securities; Acceptance by Trustee.  (a) The Trust, of which the Trustee is the trustee, is hereby created under the laws of the State of New York for the benefit of the holders of the Certificates.  The Trust shall be irrevocable.  The Trust created hereby shall be known as the “Financial Liquidity Aggregated Securities, Series 20[ ]-[ ] Trust.”

(b) The Depositor does hereby Transfer to the [Trustee, on behalf and for the benefit of the Certificateholders][Trust], without recourse, all right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under the Underlying TLG Debt Securities and all payments on or under and all proceeds of the Underlying TLG Debt Securities, including payments by the FDIC pursuant to the FDIC Guarantee and all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, causes of action, rights to payment of any and every kind and other forms of obligations, receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (together, the “Conveyed Assets”) in exchange for the Certificates.

(c) The Trustee hereby (i) acknowledges such Transfer pursuant to subsection (b) above, and receipt by it of the Conveyed Assets and each of the documents referred to in Section 5(a) hereof, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Standard Terms including the Trustee’s obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Standard Terms and the Certificates and (iii) declares that it will hold such assets and all other assets comprising the Trust Estate in trust for the Certificateholders and agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under Section 7 hereof shall not release the Trustee from its duties herein or therein.

(d) Prior to the Closing Date (so long as the Depositor has delivered such documents at least one Business Day prior to the Closing Date), the Trustee shall review each Underlying TLG Note, Underlying TLG Issuing and Paying Agency Agreement, Securities Purchase Agreement, Private Placement Agreement and Master Agreement Signature Page delivered to the Trustee and will deliver on the Closing Date a Trust Receipt (substantially in the form attached hereto as Exhibit B) certifying, subject to any exceptions noted thereon, as to each Underlying TLG Debt Security set forth on Schedule I hereto, (i) receipt of the original

Underlying TLG Note, (ii) that the Underlying TLG Note has been reviewed by the Trustee and appears regular on its face and is registered in the name of the Trustee on behalf of the Financial Liquidity Aggregated Securities, Series [       ] Trust, (iii) receipt of an executed copy of each Underlying TLG Issuing and Paying Agency Agreement, Securities Purchase Agreement, Private Placement Agreement and Master Agreement Signature Page and (iv) that each Underlying TLG Issuing and Paying Agency Agreement, Securities Purchase Agreement, Private Placement Agreement and Master Agreement Signature Page has been reviewed by the Trustee and appears regular on its face.

Section 4. Designation.

(a) The Certificates evidencing certain undivided beneficial ownership interests therein shall be known as “Financial Liquidity Aggregated Securities Trust Certificates, Series 20[ ]-[ ]” and shall consist of a single Class (the “Certificates”).  The Certificates shall be payable solely from payments or property received by the Trustee on or in respect of the Trust Estate.

(b) Each Certificate shall be dated as of the date of its authentication.

(c) The Certificates shall be held through the Depository in book-entry form and shall be substantially in the form attached hereto as Exhibit [C].  [The Certificates shall be issued in minimum denominations of $[100,000] and in integral multiples of $[1,000] in excess thereof.][Certificates which have a maturity of less than one year from their date of issue and in respect of which the issue proceeds are to be received by the Trust in the United Kingdom shall be issued in minimum denominations equivalent to £100,000.] Except as provided in the Standard Terms, the Trust shall not issue additional Certificates or incur any indebtedness.

(d) The Certificates shall have an initial aggregate Certificate Principal Balance of $[_________].  [The Certificate Principal Balance of the Certificates shall equal 100% of the initial principal amount of Underlying TLG Debt Securities Transferred [to the Trustee on behalf of the Certificateholders] [to the Trust].  Such Certificate Principal Balance shall be calculated without regard to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Section 5.03 of the Standard Terms.  The Certificate Principal Balance of the Certificates shall be reduced following the distribution to Certificateholders of any amounts attributable to principal of the Underlying TLG Debt Securities in an amount equal to the amount of principal so distributed.

(e) The Certificateholders will be entitled to receive on each Distribution Date the amounts specified in Section 6 hereof.

Section 5. Satisfaction of Conditions to Execution and Delivery of Trust Certificates.  On the Closing Date, the Certificates shall be executed by the Trustee and delivered to the Authenticating Agent for authentication and thereupon be delivered to the Trustee upon a Depositor Order and upon receipt by the Trustee of the following on or prior to the Closing Date:

(a) with respect to each Underlying TLG Debt Security set forth on Schedule I hereto (i) the executed original of each Underlying TLG Note registered in the name of the Trustee on behalf of the Financial Liquidity Aggregated Securities, Series [     ] Trust and (ii) an executed

copy of each Underlying TLG Issuing and Paying Agency Agreement, Securities Purchase Agreement, Private Placement Agreement and Master Agreement Signature Page;

(b) an Officer’s Certificate of the Depositor (i) evidencing the authorization by its board of directors of the execution and delivery of each of the Standard Terms, this Series Supplement, [list any agreements with Administrative Agents], the Underwriting Agreement, each Securities Purchase Agreement and related transaction documents, and specifying the Final Scheduled Distribution Date and the initial Certificate Principal Balance of the Certificates to be authenticated and delivered and (ii) certifying that (1) attached is a copy of the resolutions of the Depositor authorizing the transactions contemplated in the agreements described in clause (i) above, (2) such document is a true and complete copy of such resolutions, (3) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date, and (4) the Executive Officers of the Depositor which are authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon;

(c) opinions of Sidley Austin LLP, counsel to the Depositor, dated as of the Closing Date, relating to (i) certain corporate matters and (ii) certain tax matters;

(d) opinion of [  ], counsel to the Trustee, dated as of the Closing Date, as to certain corporate matters;

(e) an Officer’s Certificate of the Depositor stating that the issuance of the Certificates will not, to the knowledge of the Executive Officer of the Depositor executing such Officer’s Certificate result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any trust agreement, indenture, mortgage, deed of transfer or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which the Depositor is subject, or, the Depositor’s Organizational Documents or any order of any court or administrative agency entered in any proceeding to which the Depositor is a party or by which the Depositor is bound or to which the Depositor is subject; that all conditions precedent provided in this Section 5 and all other conditions precedent described in the Standard Terms relating to the authentication and delivery of the Certificates have been complied with;

(f) an executed counterpart of this Series Supplement, the Standard Terms and any Administrative Agreements executed as of the Closing Date;

(g) (i) a letter signed by [name of Rating Agency] and confirming that the Certificates have been rated at least [“  ”] by [name of Rating Agency] [and] [(ii) a letter signed by [name of Rating Agency] and confirming that the Certificates have been rated at least [“  ”] by [name of Rating Agency],] [and] [(iii) a letter signed by [name of Rating Agency] and confirming that the Certificates have been rated at least [“  ”] by [name of Rating Agency]];

(h) a Depositor Order directing the Trustee to execute and deliver the Certificates in the amounts set forth therein, registered in the names set forth therein or as otherwise provided to the Trustee by the Depositor or at its direction, and to make delivery thereof to the Authenticating Agent or as the Depositor may otherwise direct therein;

(i) a Depositor Order directing the Authenticating Agent to authenticate the Certificates in the amounts set forth therein, registered in the names set forth therein or as otherwise provided to the Trustee by the Depositor or at its direction, and to make delivery thereof to the Depositor or as it may otherwise direct therein;

(j) certification by the Trustee as to the establishment of the Certificate Account [and the Expense Reserve Account];

(k) [on the Closing Date, the Depositor will deposit or cause to be deposited an amount equal to the Reserved Ordinary Expense Amount and the Reserved Extraordinary Trust Expense Amount to the Expense Reserve Account];

(l) [evidence of preparation for filing at the appropriate filing office in the Secretary of State of the State of Delaware of a financing statement executed on behalf of the Depositor relating to the perfection of the lien of the Trust Agreement;] and

(m) such other documents as the Trustee may reasonably require.

Section 6. Distributions.  (a) On each Interest Distribution Date and the Final Scheduled Distribution Date, the Trustee shall distribute the Available Funds on deposit in the Certificate Account after 11:45 a.m. and no later than 2:00 p.m., New York City time on such Interest Distribution Date or Final Scheduled Distribution Date, in the following order of priority:

(i)
to the Trustee, as reimbursement for Extraordinary Trust Expenses, an amount equal to Certificateholder Excess Trust Expenses that have been approved for payment pursuant to Section 7.07 of the Standard Terms;

(ii)	to the Certificateholders, the interest portion of Available Funds, pro rata based on their Certificate Principal Balance; and

(iii)	to the Certificateholders, the principal portion of Available Funds, pro rata based on their Certificate Principal Balance.

(b) If the Trustee receives any Special Distribution Amounts with respect to any Underlying TLG Debt Security, the Trustee shall distribute such Special Distribution Amounts on the Special Distribution Date as if the funds had constituted Available Funds in the order and priority set forth in Section 6(a); provided, however, that any amount received from a TLG Debt Security Issuer pursuant to its Securities Purchase Agreement or its Private Placement Agreement will be applied as follows:

(i)
to the Trustee, as reimbursement for Extraordinary Trust Expenses, an amount equal to Certificateholder Excess Trust Expenses that have been approved for payment pursuant to Section 7.07 of the Standard Terms;

(ii)	to the Certificateholders, pro rata, based on their Certificate Principal Balance, an amount equal to any interest due and payable on the related Underlying TLG Debt Security; and

(iii)	to the Certificateholders, pro rata, based on their Certificate Principal Balance, any remaining amounts as a payment of principal.

(c) All distributions to Certificateholders shall be allocated pro rata among the Certificates based on the Certificate Principal Balance of the Certificates Outstanding as of the Record Date.

[Insert deposit/account mechanic provisions related to any Administrative Agent or Sub-Administrative Agent, if any with respect to the Series.]

Section 7. Trustee’s Fees and Expenses.  As compensation for its services hereunder, the Trustee shall be entitled to the Trustee Fee.  The Trustee Fee shall be payable from the Reserved Ordinary Expense Amount on deposit in the Expense Reserve Account by the Trust in equal [monthly] [quarterly] [semi-annual] installments on [each] [each other] Interest Distribution Date.  The Trustee will be entitled to reimbursement for any other Ordinary Expenses and Extraordinary Trust Expenses as provided in Section 3.05 and Section 7.07(d) of the Standard Terms.  Failure by the Trust to pay the Trustee Fee, any other Ordinary Expenses or any Certificateholder Excess Trust Expenses shall not entitle the Trustee to any payment or reimbursement from the Depositor or any of its Affiliates, nor shall any failure on the part of the Trustee to receive payments of Ordinary Expenses or Certificateholder Excess Trust Expenses release the Trustee from its duties under the Trust Agreement (without derogation of the Trustee’s rights and obligations set forth in Section 7.09 of the Standard Terms).

Section 8. Resignation or Removal of the Trustee; Appointment of Successor Trustee.  [The Depositor will be responsible for the expenses incurred in the resignation or removal of the Trustee and the appointment of a successor trustee.][Expenses incurred in the resignation or removal of the Trustee and the appointment of a successor trustee will be paid [from the Expense Reserve Account] [as Extraordinary Trust Expenses].]

Section 9. Additional Depositor Representations.  The Depositor hereby represents and warrants to the Trustee as follows:

(a) Immediately prior to the sale of the Underlying TLG Debt Securities to the Trustee, the Depositor owned and had good title to the Underlying TLG Debt Securities free and clear of any lien, claim or encumbrance of any Person created by the Depositor; and

(b) The Depositor has not assigned, pledged, sold, granted a security interest in or otherwise conveyed any interest in the Underlying TLG Debt Securities (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released), except such interests sold pursuant to the Trust Agreement.  The Depositor has not authorized the filing of and is not aware of any financing statements against the Depositor that includes a description of the Underlying TLG Debt Securities, other than any such filings pursuant to the Trust Agreement.  The Depositor is not aware of any judgment or tax lien filings against the Depositor.

Section 10. Exchange Act Reporting.

(a) Filing Obligations.  (i) The Trustee and each Reporting Party shall reasonably cooperate with the Depositor in connection with the satisfaction of the Depositor’s reporting requirements under the Exchange Act with respect to the Trust.  In addition to the information specified below, if so requested by the Depositor for the purpose of satisfying its reporting obligation under the Exchange Act, the Trustee and each Reporting Party shall (and the Trustee or the Reporting Party, shall cause each Sub-Administrative Agent, to the extent required by the related Sub-Administrative Agreement, to) provide the Depositor with (x) such information which is available to such Person without unreasonable effort or expense and within such timeframe as may be reasonably requested by the Depositor to comply with the Depositor’s reporting obligations under the Exchange Act and (y) to the extent such Person is a party (and the Depositor is not a party) to any agreement or amendment required to be filed, copies of such agreement or amendment in EDGAR-compatible form.

(ii) All items under this Section 10 to be reviewed by the Depositor should be forwarded electronically to [         ].

(b) Form 10-D Reporting.  (i) No later than 5:00 p.m., New York time, on the 15th calendar day after each Interest Distribution Date and the Final Scheduled Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Trustee shall file each Form 10-D with a copy of the related report to Certificateholders provided pursuant to Section 4.03 of the Standard Terms (each, a “Distribution Statement”) attached thereto.  Any disclosure in addition to the Distribution Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by the Depositor and filed by the Trustee pursuant to the second following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine any Additional Form 10-D Disclosure, except as set forth in the next paragraph.  Each Form 10-D requires the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor shall notify the Trustee in writing, no later than the fifth calendar day after the related Interest Distribution Date or Final Scheduled Distribution Date, as applicable, with respect to the filing of a report on Form 10-D, if the answer to the questions should be “no.”  In the absence of such notification by the Depositor to the Trustee, the Trustee shall be entitled to assume that the answer to the questions on Form 10-D should be “yes.”  The Trustee shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

(ii) In accordance with the respective reporting obligations set forth on Exhibit [D] hereto, within five calendar days after the related Interest Distribution Date or Final Scheduled Distribution Date, as applicable, the Trustee and any other Reporting Party shall be required to provide to the Trustee and the Depositor in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit [I] attached hereto (an “Additional Disclosure Notification”).  The Trustee shall notify the Depositor of any Additional Form 10-D Disclosure with respect to itself or any of its Affiliates and any other Additional Form 10-D Disclosure received by it.

(iii) After preparing the Form 10-D, and no later than the close of business on the 11th calendar day after each Interest Distribution Date and the Final Scheduled Distribution Date, the Trustee shall forward electronically a draft copy of the Form 10-D to the Depositor for review.  No later than the 13th calendar day after each Interest Distribution Date and the Final Scheduled Distribution Date, the Depositor shall notify the Trustee in writing (which may be provided electronically) of any changes to or approve the filing of such Form 10-D and of any Additional Form 10-D Disclosure to be filed on the Form 10-D.  In the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 10-D is in final form and the Trustee may proceed with the execution and filing of the Form 10-D.  A duly authorized representative of the Trustee shall sign the Form 10-D.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 10(c)(v) hereof.  Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trustee.  The signing party at the Trustee can be contacted by e-mail at notification@fsir.com or by facsimile at (866) 831-7910.  The Depositor will be responsible for any reasonable additional fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(c) Form 8-K Reporting.  (i) If directed by the Depositor, within four Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided, however, that the Depositor shall file the initial Form 8-K (operative agreements) in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event (“Form 8-K Disclosure Information”) or that is otherwise required to be included on Form 8-K (“Additional Form 8-K Disclosure) shall be determined and prepared by the Depositor pursuant to the second following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information, except as set forth in the next paragraph.  Notwithstanding anything to the contrary contained herein, unless otherwise directed by the Depositor, within four Business Days of each Special Distribution Date, the Trustee shall prepare and file on behalf of the Trust a Form 8-K as required by the Exchange Act, together with a copy of the related report to certificateholders as required under Section 4.03 of the Standard Terms, and shall include in Item 8.01 of such Form 8-K a statement to the effect that such distribution has been made and shall attach such report to certificateholders as Exhibit 99.1 thereto.

(ii) In accordance with the respective reporting obligations set forth on Exhibit [F] hereto, no later than the close of business on the second Business Day immediately following the occurrence of a Reportable Event or a Special Distribution Date, as applicable, the Trustee and any other Reporting Person shall be required to provide to the Trustee and the Depositor, as applicable, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 8-K Disclosure, if applicable, together with an Additional Disclosure Notification.  The Trustee shall notify the Depositor of any Form 8-K Disclosure Information with respect to itself or any of its Affiliates and any other Form 8-K Disclosure Information received by it.

(iii) After preparing the Form 8-K, the Trustee shall forward electronically a draft copy of the Form 8-K to the Depositor for review no later than 12:00 p.m., New York time, on the third Business Day following the Reportable Event or Special Distribution Date, as applicable.  The Depositor shall notify the Trustee in writing (which may be provided electronically) of any changes to or approval of such Form 8-K and of any Additional Form 8-K Disclosure to be filed on the Form 8-K no later than the close of business on the third Business Day following the Reportable Event or Special Distribution Date, as applicable.  In the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 8-K is in final form and the Trustee may proceed with the execution and filing of the Form 8-K.  By 12:00 p.m., New York time, on the fourth Business Day after the occurrence of the Reportable Event or Special Distribution Date, as applicable, a duly authorized representative of the Trustee shall sign the Form 8-K.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 10(c)(v) hereof.  With respect to each Form 8-K prepared and filed by the Trustee, promptly (but no later than one Business Day) after filing with the Commission, the Trustee will, make available on its internet website a final executed copy thereof.  The Depositor will be responsible for any reasonable additional fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iv) On or prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(v) In the event that the Trustee is unable to file timely with the Commission all or any required portion of any Form 8-K, Form 10-D or Form 10-K required to be filed by the Trust Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in the Trust Agreement or for any other reason, the Trustee will immediately notify the Depositor.  In the case of Form 10-D and Form 10-K, the Trustee shall prepare and file a Form 12b-25 and a Form 10-DA and Form 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information shall include such disclosure information in the next Form 10-D unless directed by the Depositor to file a Form 8-K with such Form 8-K Disclosure Information.  In the event that any previously filed Form 8-K, Form 10-D or Form 10-K needs to be amended, and such amendment includes any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure or any Form 8-K Disclosure Information or an amendment to any such disclosure, the Trustee will notify the Depositor, each Administrative Agent, if any, and each Sub-Administrative Agent affected by such amendment (unless such amendment is solely for the purpose of restating the Distribution Statement) and such parties will cooperate to prepare any necessary Form 8-KA, Form 10-DA or Form 10-KA.  Any Form 15, Form 12b-25 or any amendment to a Form 8-K or a Form 10-D shall be signed by a duly authorized representative of the Trustee.  Any amendment to a Form 10-K shall be signed by a senior officer of the Trustee in charge of the servicing function.  The Depositor will be responsible for any reasonable additional fees and expenses assessed or incurred by the Trustee in connection with any amendments pursuant to this paragraph.

(d) Form 10-K Reporting.  (i) Within 90 days (including the 90th day) after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing in March 2010 and continuing until the Trust has been deregistered with the Commission, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  No later than March 12 of each such year, the Depositor will provide the Trustee a draft of the first page of a Form 10-K that includes the information regarding the Depositor and the Trust as approved by the Depositor for inclusion in the Form 10-K to be prepared by the Trustee.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in the Trust Agreement and the Administrative Agreement and Sub-Administrative Agreement, (A) an annual compliance statement for the Trustee, each Administrative Agent and each Sub-Administrative Agent (each such Person, a “Reporting Servicer”) as provided in Section 7.18 of the Standard Terms, (B)(x) the Assessment of Compliance, as described under Section 10(f) hereof, and (y) if each Reporting Servicer’s Assessment of Compliance identifies any material instance of noncompliance, contains disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such Assessment of Compliance is not included and an explanation why such Assessment of Compliance is not included, (C)(x) the Accounting Firm Attestation for each Reporting Servicer, as described under Section 10(f) hereof, and (y) if any Accounting Firm Attestation identifies any material instance of noncompliance, contains disclosure identifying such instance of noncompliance, or if any such Accounting Firm Attestation is not included as an exhibit to such Form 10-K, disclosure that such Accounting Firm Attestation is not included and an explanation why such Accounting Firm Attestation is not included, and (D) a Sarbanes-Oxley Certification as described in Section 10(e) hereof.  Any disclosure or information in addition to (A) through (D) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the second following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii) In accordance with the respective reporting obligations set forth on Exhibit [E] hereto, no later than March 10 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2010 and continuing until the Trust has been deregistered with the Commission, the Trustee and any other Reporting Party shall be required to provide to the Trustee and the Depositor, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification.  The Trustee shall notify the Depositor of any Additional Form 10-K Disclosure with respect to itself or any of its Affiliates and any other Additional Form 10-K Disclosure received by it.

(iii) After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Depositor for review no later than 12:00 p.m., New York time on March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2010 and continuing until the Trust has been deregistered with the Commission.  No later than March 25th, the Depositor shall notify the Trustee in writing (which may be provided electronically) of any changes to or approve the filing of such Form 10-K and of any

Additional Form 10-K Disclosure to be filed on the Form 10-K.  In the absence of receipt of any written changes or approval, the Trustee shall be entitled to assume that such Form 10-K is in final form and the Trustee may proceed with the execution and filing of the Form 10-K.  A senior officer of the Trustee in charge of the servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Depositor.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 10(c)(v) hereof.  Promptly (but no later than one Business Day) after filing with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trustee.  The Depositor will be responsible for any reasonable additional fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(e) Sarbanes-Oxley Certification.  Each Form 10-K shall include a Sarbanes-Oxley Certification required to be included therewith pursuant to the Sarbanes-Oxley Act.  No later than March 15 of each year, beginning in 2010, the Trustee and each other Reporting Party shall (unless such person is the Certifying Person), and shall cause each Reporting Subcontractor to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”) a certification (each, a “Performance Certification”), in the form attached hereto as Exhibit [G], on which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The senior officer of the Trustee in charge of the servicing function shall sign the Sarbanes-Oxley Certification and shall serve as the Certifying Person on behalf of the Trust.  Neither the Trustee nor the Depositor will request delivery of a certification under this clause unless the Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to the Trust.  In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee or the Depositor has actual knowledge of information material to the Sarbanes-Oxley Certification, the Trustee or the Depositor shall promptly notify the Trustee or the Depositor, as applicable.  The respective parties hereto agree to cooperate with all reasonable requests made by any Certifying Person or Certification Party in connection with such Person’s attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley Certification or portion thereof with respect to the Trust.

(f) Reports on Assessment of Compliance and Attestation.  (i) By March 10 of each year (such date includes the expiration of any applicable grace period), commencing in March 2010, the Trustee and each other Reporting Servicer, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Reporting Subcontractor engaged by it to furnish, each at its own expense, to the Trustee and the Depositor, as applicable, a report on an assessment of compliance (each, an “Assessment of Compliance”) with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria under the Trust Agreement, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 10(d) hereof, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) an

Accounting Firm Attestation has been issued on such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for such period.

No later than the end of each fiscal year for the Trust for which a Form 10-K is required to be filed, the Trustee and each Reporting Servicer shall each forward to the Trust the name of each Reporting Subcontractor engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Reporting Subcontractor.  When the Trustee and each Reporting Servicer (or any Reporting Subcontractor engaged by them) submit their Assessments of Compliance to the Trustee, such parties will also at such time include the Assessment of Compliance (and Accounting Firm Attestation pursuant to Section 10(f)(ii) hereof) of each Reporting Subcontractor engaged by it.

Promptly after receipt of each such Assessment of Compliance, (x) the Depositor shall review each such report and, if applicable, consult with the Trustee, each Reporting Servicer and any Reporting Subcontractor engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (y) the Trustee shall confirm that the Assessments of Compliance, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit [H] and notify the Depositor of any exceptions.

(ii) By March 10 of each year, commencing in March 2010, the Trustee and each Reporting Servicer, each at its own expense, shall cause, and each such party shall cause any Reporting Subcontractor engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Trustee, any Reporting Servicer or any Reporting Subcontractor, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report, which shall be made in accordance with Rule 15d-18 of the Exchange Act (each, an “Accounting Firm Attestation”) to the Trustee and the Depositor, to the effect that (A) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (B) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted-use language.

Promptly after receipt of such Accounting Firm Attestation from the Trustee, each Reporting Servicer or any Reporting Subcontractor engaged by such parties, (1) the Depositor shall review the Accounting Firm Attestation and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (2) the Trustee shall confirm that each Assessment of Compliance submitted pursuant to Section 10(f)(i) hereof is coupled with an Accounting Firm Attestation meeting the requirements of this Section 10(f)(ii) and notify the Depositor of any exceptions.

(iii) The Trustee and each other Reporting Servicer (unless such person is the Certifying Person) shall execute a reliance certificate to enable the Certification Parties to rely upon each (A) annual compliance statement provided pursuant to Section 7.18 of the Standard Terms, (B) Assessment of Compliance provided pursuant to this Section 10(f) and (C) Accounting Firm Attestation provided pursuant to this Section 10(f), and shall include a certification that each such annual compliance statement, Assessment of Compliance or Accounting Firm Attestation discloses any deficiencies or defaults described to the registered public accountants of such Person to enable such accountants to render the certification provided for in this Section 10(f).

(iv) In the event the Trustee, any Reporting Servicer or Reporting Subcontractor is terminated or resigns during the term of the Trust Agreement, such Person shall provide documents and information required by this Section 10(f) with respect to the period of time it was subject to the Trust Agreement or provided services with respect to the Trust or the Certificates.

(v) Copies of any Assessment of Compliance or Accounting Firm Attestation may be obtained by Certificateholders without charge upon request to either the Trustee at its Corporate Trust Office or any Administrative Agent at the address set forth in the related Administrative Agreement.

(g) Use of Subcontractors.  (i) The Trustee and each Reporting Servicer shall cause any Subcontractor used by the Trustee or such Reporting Servicer, as applicable, including any Sub-Administrative Agent, for the benefit of the Depositor to comply with the provisions of Section 7.18 of the Standard Terms and Section 10 hereof to the same extent as if such Subcontractor were the Trustee (except with respect to the Trustee’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person) or such Reporting Servicer.  The Trustee and each Reporting Servicer shall be responsible for obtaining from each Subcontractor of such Person and delivering to the Depositor any servicer compliance statement required to be delivered by such Subcontractor under Section 7.18 of the Standard Terms, any Assessment of Compliance and Accounting Firm Attestation required to be delivered by such Reporting Subcontractor under Section 10(f) hereof and any certification required to be delivered to the Certifying Person under Section 10(e) hereof as and when required to be delivered.  As a condition to the succession to any Subcontractor as subcontractor under the Trust Agreement any Administrative Agreement or any Sub-Administrative Agreement by any Person (A) into which such Subcontractor may be merged or consolidated, or (B) which may be appointed as a successor to any Subcontractor, the Trustee and each such Reporting Servicer shall provide to the Depositor, at least fifteen calendar days prior to the effective date of such succession or appointment, (x) written notice to the Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably requested by the Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K.

(ii) It shall not be necessary for the Trustee or any Reporting Servicer to seek the consent of the Depositor or any other party hereto to the utilization of any Subcontractor.  The Trustee and each Reporting Servicer shall promptly upon request provide to the Depositor a written description (in form and substance satisfactory to the Depositor) of the role and function of each Subcontractor utilized by such Person, specifying (A) the identity of each such Subcontractor, (B) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (C) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (B) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be a Reporting Subcontractor, the Trustee and each Reporting Servicer shall cause any such Subcontractor used by such Person for the benefit of the Depositor to comply with the provisions of this Section 10(g) to the same extent as if such Subcontractor were the Trustee (except with respect to the Trustee’s duties with respect to preparing and filing any Exchange Act Reports or as the Certifying Person) or such Reporting Servicer, as applicable.  The Trustee and each Reporting Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Depositor, any Assessment of Compliance and Accounting Firm Attestation required to be delivered by such Subcontractor under Section 10(f) hereof and any annual statement of compliance required to be delivered by such Subcontractor under Section 7.18 of the Standard Terms, in each case as and when required to be delivered.

(h) Indemnification by the Trustee.  (i) The Trustee (the “Indemnifying Party”), shall indemnify the Depositor for the preparation, execution or filing of any report required to be filed with the Commission with respect to the Trust, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to the Trust; and shall indemnify the present and former directors, officers, employees and agents of the Depositor and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(A)           any untrue statement of a material fact contained or alleged to be contained in or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading in (x) any compliance certificate delivered by it, or by any Reporting Subcontractor engaged by it, pursuant to the Trust Agreement, (y) any Assessment of Compliance or Accounting Firm Attestation delivered by or on behalf of it, or by any Reporting Subcontractor engaged by it, pursuant to the Trust Agreement, or (z) any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information concerning the Trustee and provided by it;

(B)           any failure by the Indemnifying Party to perform its obligations when and as required under this Section 10; or

(C)           any negligence, bad faith or willful misconduct by the Indemnifying Party.

In the case of any failure of performance described in clause (i)(B) of this Section, the Indemnifying Party shall promptly reimburse the Depositor and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to the transaction, or for execution of a certification pursuant to Rule 13a-14(d) or

Rule 15d-14(d) under the Exchange Act with respect to the Trust, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants’ letter or other material not delivered as required by the Indemnifying Party or any Subcontractor of the Indemnifying Party.

(ii) (A) Any failure by the Indemnifying Party or any Subcontractor of the Indemnifying Party to deliver any information, report, certification or accountants’ letter when and as required under this Section 10, including (except as provided below) any failure by the Indemnifying Party to identify pursuant to Section 10(g)(ii) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, which continues unremedied for ten calendar days after the date on which such information, report, certification or accountants’ letter was required to be delivered shall entitle the Depositor in its sole discretion to terminate the rights and obligations of the Indemnifying Party under the Trust Agreement without payment (notwithstanding anything in the Trust Agreement to the contrary) of any compensation to the Indemnifying Party.

(B)           The Indemnifying Party shall promptly reimburse the Depositor for all reasonable expenses incurred by it, in connection with the termination of the Indemnifying Party and the transfer of its duties to a successor.  The provisions of this paragraph shall not limit whatever rights the Depositor may have under other provisions of the Trust Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

(iii) This indemnification shall survive the termination of the Trust Agreement or the termination of any party to the Trust Agreement.

(iv) Any Administrative Agreement or Sub-Administrative Agreement shall contain substantially similar provisions.

(i) Amendment.  In the event the parties to the Trust Agreement desire to further clarify or amend any provision of this Section 10, the Trust Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 10 pursuant to Section 9.01 of the Standard Terms, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any Certificateholder.

(j) Limitation on Trustee Liability.  Each party to the Trust Agreement acknowledges that the performance by the Trustee of its duties under this Section 10 related to the timely preparation, execution and filing of any Form 10-D, Form 15, Form 12b-25, Form 8-K or Form 10-K or any amendments to such filings is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 10.  The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file a Form 10-D, Form 15, Form 12b-25, Form 8-K or Form 10-K or any amendments to such filings where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto (other than an Affiliate thereof) needed to prepare, arrange for execution or file such Form 10-D, Form 15, Form 12b-25, Form 8-K or Form 10-K or any amendments to such filings not resulting from its negligence, bad faith or willful misconduct.

(k) Trustee as Servicer.  Each of the parties hereto acknowledges that for purposes of Regulation AB the Trustee constitutes the “servicer” of the Trust and is therefore able to execute the reports required to be filed under the Exchange Act and this Section 10.

Section 11. Certain Matters Related to the Underlying TLG Debt Securities.

(a) Representative.  The Trustee shall act as the Representative with respect to each Underlying TLG Debt Security and will perform the duties and obligations of the Representative as provided in the related TLG Underlying Instrument (which duties and obligations are incorporated by reference herein) for the benefit of the Certificateholders.  The Trustee will not make any election that would terminate its role as Representative with respect to any Underlying TLG Debt Security (except in connection with the resignation or removal of the Trustee and the appointment of a successor Trustee pursuant to Section 7.09 of the Standard Terms).  The Trustee shall take such other actions as it may be authorized and directed to take as Representative in accordance with the FDIC Guarantee of the Underlying TLG Debt Securities under the TLG Program.  Each Certificateholder, by its acceptance of a Certificate or a beneficial interest or participation therein, hereby consents to the authorization of the Trustee as Representative under each TLG Underlying Instrument and with respect to each Underlying TLG Debt Security and confirms that it will not exercise any right not to be represented by the Representative.  Each Certificateholder by its acceptance of a Certificate or a beneficial interest or participation therein, hereby authorizes the Representative, at such time as the FDIC shall commence making any guarantee payments to the Representative with respect to an Underlying TLG Debt Security (for the benefit of the Certificateholders) pursuant to the TLG Program, to execute an assignment in the form attached as Exhibit A to Exhibit J to this Series Supplement pursuant to which the Representative shall assign to the FDIC its right as Representative to receive any and all payments from any TLG Debt Security Issuer under any TLG Underlying Instrument on behalf of the Certificateholders.  If, at any time on or prior to the expiration of the period during which an Underlying TLG Debt Security is guaranteed by the FDIC pursuant to the TLG Program, payment in full shall be made on such Underlying TLG Debt Security pursuant to the TLG Program on the outstanding principal and accrued interest to such date of payment, each Certificateholder by its acceptance of a Certificate or a beneficial interest or participation therein, hereby authorizes the Representative to promptly surrender to the FDIC the security certificate, note or other instrument evidencing such TLG Debt Security, if any.

(b) Voting Rights with Respect to Underlying TLG Debt Securities.  (i) The Trustee, as holder of the Underlying TLG Debt Securities, has the right to vote and give consents and waivers in respect of the Underlying TLG Debt Securities (“Underlying TLG Debt Security Voting Rights”) except as otherwise limited by the Trust Agreement.  In the event that the Trustee receives a request from the issuer or the Underlying TLG Issuing and Paying Agent of any Underlying TLG Debt Security for consent to any amendment, modification or waiver of any provision of the related TLG Underlying Instrument or any other document relating thereto, or receives any other solicitation for any action with respect to an Underlying TLG Debt Security, the Trustee shall within two Business Days mail a notice of such proposed amendment, modification, waiver or solicitation to each Certificateholder of record as of such date.  The Trustee shall request written instructions from the Certificateholders as to whether or not to consent to or vote to accept such amendment, modification, waiver or solicitation.  The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the relative outstanding principal balances of the Certificates) as the Certificates of the Trust were actually voted or not voted by the Certificateholders thereof as of a date determined by the Trustee prior to the date on which such consent, vote or waiver is required; provided, however, that, notwithstanding anything in the Trust Agreement to the contrary, the Trustee shall at no time vote on, consent to or waive any matter (i) which would modify or amend an Underlying TLG Debt Security in a manner that requires the consent of FDIC under the TLG Program or the Master Agreement or amend or modify any Underlying TLG Debt Security in a manner that would make any portion of such Underlying TLG Debt Security ineligible for the FDIC Guarantee under the TLG Program without the unanimous consent of all Certificateholders of Outstanding Certificates or (ii) which would result in the exchange or substitution for U.S. federal income tax purposes of an Underlying TLG Debt Security unless (x) a TLG Debt Security Default occurs and (y) the Trustee has received the unanimous consent of all Certificateholders of Outstanding Certificates.  If the Trustee is the sole holder of an Underlying TLG Debt Security, the Trustee and each Certificateholder acknowledge and agree that references to any actions, consents, waivers or amendments that require the approval of the holder of such Underlying TLG Debt Security, shall require the consent of all Certificateholders of Outstanding Certificates (except as provided in Section 11(a) or Section 11(c)).  In the absence of any written direction from the Certificateholders, the Trustee shall not exercise any voting, consent or waiver rights with respect to the Underlying TLG Debt Securities (except as provided in Section 11(a) or Section 11(c)).

(ii) The Trustee will not be liable for any failure to act resulting from any Certificateholder’s late return of, or failure to return, directions requested by the Trustee from the Certificateholders.

(iii) The Underlying TLG Debt Security Voting Rights allocable to the owners of the Underlying TLG Debt Securities pursuant to the terms thereof shall be allocated among the Certificateholders pro rata, in the proportion that the Certificate Principal Balance held by each Certificateholder bears to the aggregate Certificate Principal Balance of all Certificates as of the related Voting Record Date.

(c) Remedies Upon TLG Debt Security Default.  (i) If a TLG Debt Security Default occurs with respect to an Underlying TLG Debt Security, the Trustee, as Representative, shall take such actions as provided in the related TLG Underlying Instrument (the terms of which are incorporated by reference herein).  In connection with any demand on the FDIC made by the Representative with respect to any Underlying TLG Debt Security in accordance with a TLG Underlying Instrument, the Representative may use a form of demand notice substantially in the form attached hereto as Exhibit K.  The parties acknowledge and agree that any such form may be modified as necessary to address with any requirements of, or any guidance issued by, the FDIC or any amendments to the TLGP Rule.  Any modification to the form of demand as provided in the preceding sentence shall not be subject to the provisions of Section 8.01 of the Standard Terms.  The Representative agrees in submitting any demand to provide such information as shall be required by the TLGP Rule, the FDIC, any amendment to the TLGP Rule or any guidance issued by the FDIC with respect to the TLG Program.

(ii) As promptly as practicable after, and in any event within five days after, the occurrence of any TLG Debt Security Default known to the Trustee, the Trustee shall transmit by mail to the Depositor and the Certificateholders in accordance with Section 313(c) of the Trust Indenture Act, notice of such default hereunder, unless such default shall have been cured or waived.  Such notice shall set forth (A) the identity of the Underlying TLG Debt Security, (B) the date and nature of such default, (C) the face amount of the obligation to which such default relates, (D) the identifying numbers of the Certificates, evidencing the Underlying TLG Debt Security described above in clause (C) and (E) any other information which the Trustee may deem appropriate.

(iii) [If a TLG Debt Security Event of Default occurs with respect to any TLG Debt Security under clause (v) of the definition of a TLG Debt Security Event of Default, the Trustee without any further action on the part of any Certificateholder shall accelerate the Underlying TLG Debt Security.]

(d) Actions Taken.  Upon the written request of Certificateholders of the Required Percentage—Direction of Trustee, the Trustee, in accordance with such normal and customary procedures as it shall deem reasonably necessary or advisable, shall:  (A) enforce any of the Trust’s rights as a third party beneficiary of each Private Placement Agreement and Securities Purchase Agreement and (B) with respect to any Underlying TLG Debt Security, if [either (x)] a TLG Debt Security Event of Default described in clause (i) or clause (ii) of the definition of a TLG Debt Security Event of Default has occurred [or (y) a TLG Debt Security Event of Default described in clause (v) of the definition of a TLG Debt Security Event of Default has occurred,] the Trustee, in its own name, and as trustee of an express trust, as holder of such Underlying TLG Debt Security, shall, to the extent permitted by and in accordance with the terms of the applicable Underlying TLG Debt Security and the Trust Agreement, subject to the limitations on acceleration and the exercise of remedies set forth therein, institute any suits, actions or proceedings at law, in equity or otherwise, or make a demand on the related TLG Debt Security Issuer, the Underlying TLG Issuing and Paying Agent or, if applicable, the FDIC in respect of such Underlying TLG Debt Security to enforce the collection of the sums so due and unpaid on such Underlying TLG Debt Security and the Trustee may prosecute any such claim or proceeding to judgment or final decree with respect to the whole amount of any such sums so due and unpaid; provided, however, that the Trustee, having provided notice of such written request to the Certificateholders, shall not have received any direction inconsistent with such written request within fifteen days following such notice by Certificateholders of the Required Percentage—Direction of Trustee and, if such action would make any portion of such Underlying TLG Debt Security ineligible for the FDIC Guarantee, the Trustee shall have received the consent of Certificateholders evidencing 100% of the aggregate Voting Rights of the Outstanding Certificates.  Notwithstanding anything to the contrary contained in the Trust Agreement, if a TLG Debt Security Event of Default occurs under clause (i) or clause (ii) of the definition of a TLG Debt Security Event of Default, the Trustee shall accelerate such Underlying TLG Debt Security only upon receipt by the Trustee of written direction of Certificateholders of Certificates evidencing 100% of the aggregate Voting Rights of Outstanding Certificates.  It is understood and agreed that the Trustee shall not be obligated to take any action hereunder including instituting, conducting or defending any litigation hereunder or in relation hereto at the request, order or direction of any Certificateholders unless such Certificateholders have offered to the Trustee security or indemnity reasonably satisfactory to it.

Section 12. Miscellaneous.

(a) The Trustee shall make available on its website (located at __________________) reports to Certificateholders in accordance with Section 4.03 of the Standard Terms.  [In addition, the Trustee shall forward reports to [specify others to receive reports]].

(b) Except as expressly provided herein, the Certificateholders shall not be entitled to terminate the Trust or cause the sale or other disposition of the Underlying TLG Debt Securities.

(c) The Trust may not engage in any business or activities other than in connection with, or relating to, the acquiring, holding, protecting and preserving of the Conveyed Assets and the issuance of and payments on the Certificates, and other than those required or authorized by the Trust Agreement or incidental and necessary to accomplish such activities.  The Trust may not issue or sell any certificates or other obligations other than the Certificates or otherwise incur, assume or guarantee any indebtedness for money borrowed.  The Trust will not merge or consolidate with any other entity.

(d) In the event that the Internal Revenue Service challenges the characterization of the Trust as a grantor trust, the Trustee shall then file such tax returns, information statements and forms with respect to the Trust that are required by law to be filed.

(e) All directions, demands and notices hereunder or under the Standard Terms shall be in writing and shall be delivered as set forth below (unless written notice is otherwise provided to the Trustee and Depositor, as applicable).

If to the Depositor, to:

Credit Suisse Asset Repackaging Depositor LLC
11 Madison Avenue
New York, New York 10010
Attention:  [Name]
Telephone:  [         ]
Facsimile:  [         ]

If to the Trustee, to:

[Insert Trustee Notice information]

If to the Rating Agencies, to:

[Moody’s Investors Service, Inc.]
[99 Church Street]
[New York, New York 10007]
Attention:  [CBO/CLO Monitoring Department]
Telephone:  [(212) 553-1494]
Facsimile:  [(212) 553-0355]

[Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.]
[55 Water Street]
[New York, New York 10041]
Attention:  [Structured Finance Surveillance Group]
Telephone:  [(212) 438-2482]
Facsimile:  [(212) 438-2664]

[Fitch, Inc.]
[One State Street Plaza]
[New York, New York 10004]
Telephone:  (212) ____________
Facsimile:  (212) ____________

Section 13. Counterparts.  This Series Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

Section 14. Entire Agreement.  This Series Supplement and the related Standard Terms constitute the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

Section 15. Termination of the Trust.  (a) The respective obligations and responsibilities under the Trust Agreement of the Depositor and the Trustee (other than the obligations of the Trustee to provide information reports and information tax reporting), shall terminate upon distribution to the Certificateholders of all amounts held in the Certificate Account and required to be paid to such Certificateholders pursuant to this Series Supplement on the Distribution Date succeeding the final payment on or with respect to, or other liquidation of (which may include redemption or other repayment thereof by the applicable TLG Debt Security Issuer), the last Underlying TLG Debt Security remaining in the Trust[; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’, living on the date hereof.]

(b) The Trustee shall provide written notice of any termination of the Trust to the Certificateholders.

(c) Upon presentation and surrender of the Certificates by the Certificateholders to the Trustee at the location specified in the Standard Terms on the Final Scheduled Distribution Date or the Distribution Date succeeding the earlier to occur of the occurrences specified in Section 15(a) above, the Trustee shall, upon its cancellation of each surrendered Certificate, distribute to each Certificateholder presenting and surrendering its Certificates, the amount otherwise distributable on such Distribution Date in respect of the Certificates so presented and surrendered.  Any funds not distributed on such Distribution Date shall be set aside and held in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner.

(d) If any amounts remain on deposit in the Expense Reserve Account after the final distribution to Certificateholders of all amounts on or with respect to the Underlying TLG Debt Securities, all obligations of the Trustee have terminated and all Extraordinary Trust Expenses and Ordinary Expenses are paid in full, any remaining amounts will be distributed to the Depositor.

Section 16. Non-Recourse.  Each Certificateholder, by its acceptance of a Certificate or a beneficial interest or participation therein, hereby acknowledges that such Certificateholder’s Certificate represents a beneficial interest in the Trust only and does not constitute an interest in or obligation of, and is not guaranteed by, the Depositor, the Trustee, any of the TLG Debt Security Issuers, any of the placement agents with respect to the Underlying TLG Debt Securities, the underwriters of the Certificates, any other entity, governmental agency or instrumentality, including the FDIC under the TLG Program or otherwise, or any Affiliate of the Depositor, the Trustee, any of the TLG Debt Security Issuers, any of the placement agents with respect to the Underlying TLG Debt Securities, the underwriters of the Certificates, or any of their respective directors, managers, officers, employees or agents, and no recourse may be had against such Persons or their respective assets, including for any tax, accounting or other treatment proposed to be applied to the Certificates or any interest therein except as expressly provided herein.

Section 17. Sale of Conveyed Assets.  (a)  It is the express intent of the parties hereto that the Transfer of the Conveyed Assets by the Depositor to the Trustee on behalf of the Certificateholders be, and be construed as, a sale of the Conveyed Assets by the Depositor and not a pledge of any Conveyed Assets by the Depositor to secure a debt or other obligation of the Depositor.

(b) In the event that, notwithstanding the aforementioned intent of the parties, any of the Conveyed Assets are held to be property of the Depositor, then, (i) the Depositor hereby grants to the Trustee a security interest in all of the Depositor’s right, title and interest, whether now owned or existing or hereafter acquired or arising in, to and under the Conveyed Assets and all proceeds thereof and (ii)(1) the Trust Agreement shall be a security agreement within the meaning of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the obligations secured by such security agreement shall be all the Depositor’s obligations under the Trust Agreement, including the obligation to provide to the Certificateholders the benefits of the Trust Agreement relating to such Conveyed Assets and the Trust; and (3) notifications to persons holding such property, and acknowledgements, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgements, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

(c) The Depositor shall take such actions as may be necessary to ensure that such security interest is a perfected security interest of first priority under applicable law and will be maintained as such for so long as any of the Conveyed Assets remain outstanding and the Trustee will provide any authorizations with respect to such actions.  Without limiting the generality of the foregoing, the Depositor shall cause to be filed, all filings necessary to maintain the effectiveness of any original filings identified by the Depositor to be necessary under the

Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee’s security interest in the Conveyed Assets, including (x) continuation statements and (y) such other statements as may be occasioned by (1) any change of name of the Depositor or the Trustee, (2) any change of location of the place of business, the principal business office, or jurisdiction of organization of the Depositor or (3) any transfer of any interest of the Depositor in any Conveyed Asset.

Section 18. No Affiliation.  Each Certificateholder by acceptance of a Certificate will be deemed to represent that it is not an affiliate of a TLG Debt Security Issuer, institution affiliated party of a TLG Debt Security Issuer, insider of a TLG Debt Security Issuer or an insider of an affiliate of a TLG Debt Security Issuer as described in Section 370.3(e)(5) of the TLGP Rule.

IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be duly executed by their respective authorized officers as of the date first written above.

CREDIT SUISSE ASSET REPACKAGING DEPOSITOR LLC,
as Depositor

By:
Name:
Title:

[NAME OF TRUSTEE],
as Trustee and Securities Intermediary

By:
Name:
Title:

SCHEDULE I

SERIES 20[ ] -[ ]

Underlying TLG Debt Securities Schedule

Underlying TLG Debt Securities:	[to come]

TLG Debt Security Issuer:	[to come]

Principal Amount Deposited:	[to come]

Original Issue Date:	[to come]

Principal Amount of	[to come]

[Underlying TLG Debt Securities Originally Issued:]	[$______]

Stated Maturity Date:	[to come]

Principal Payment Date:	[to come]

Interest Rate	[____%] per annum.

Underlying Interest Payment Dates:	[ ] and [ ]

Underlying TLG Debt Securities Record Dates:	[ ]

Optional Redemption:	[Y/N]

Redemption Prices:	[ ]

Priority:

Security:

Sch. I-1

EXHIBIT A

STANDARD TERMS FOR TRUST AGREEMENTS

Exh. A-1

EXHIBIT B

FORM OF TRUST RECEIPT

[                ], [       ]

Re:
[The Trust Agreement dated as of __________, 20__ (the “Trust Agreement”) between Credit Suisse Asset Repackaging Depositor LLC, as Depositor, and [             ], as Trustee][The Administrative Agreement dated as of ____________, 20__ (the “Administrative Agreement”) between [             ], as Trustee and [           ], as Administrative Agent]

Ladies and Gentlemen:

In accordance with the provisions of Section 3(d) of the above-referenced Trust Agreement, the undersigned, as the Trustee, hereby certifies as to each Underlying TLG Debt Security set forth on Schedule I, (i) receipt of the original Underlying TLG Note, (ii) that the Underlying TLG Note has been reviewed by the Trustee and appears regular on its face and is registered in the name of the Trustee on behalf of the Financial Liquidity Aggregated Securities, Series [              ] Trust, (iii) receipt of an executed copy of each Underlying TLG Issuing and Paying Agency Agreement, Securities Purchase Agreement, Private Placement Agreement and Master Agreement Signature Page and (iv) that each Underlying TLG Issuing and Paying Agency Agreement, Securities Purchase Agreement, Private Placement Agreement and Master Agreement Signature Page has been reviewed by the Trustee and appears regular on its face.  This certification is subject to any exceptions noted on the attached schedule.

The Trustee makes no representations as to (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any Underlying TLG Debt Security or (ii) the collectability, insurability, effectiveness or suitability of any such Underlying TLG Debt Security.

The Trustee hereby confirms that it is holding each such Underlying TLG Debt Security as Trustee under the Trust Agreement.

This Trust Receipt is not divisible or negotiable.

Capitalized terms used herein shall have the meaning ascribed to them in the Trust Agreement.

[ ],
as Trustee

By:	/s/
Name:
Title:

Exh. B-1

EXHIBIT C

FORM OF FINANCIAL LIQUIDITY AGGREGATED SECURITIES TRUST CERTIFICATE SERIES 20[  ]-[ ]

[FACE OF CERTIFICATE]

EACH ACQUIROR OF A CERTIFICATE THAT PURCHASES OR OTHERWISE ACQUIRES THIS CERTIFICATE ON BEHALF OF, OR USING THE ASSETS OF, AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN THAT IS SUBJECT TO THE PROVISIONS OF SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED,  OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, WILL BE DEEMED TO REPRESENT THAT EITHER (A) THE PLAN IS SO REPRESENTED IN THIS REGARD BY A QPAM OR INHAM (AS THOSE TERMS ARE DEFINED IN PROHIBITED TRANSACTION CLASS EXEMPTION (“PTE”) 84-14 AND PTE 96-23, RESPECTIVELY) AND WILL BE SO REPRESENTED FOR SO LONG AS SUCH PLAN HOLDS THIS CERTIFICATE, AND THAT THE OTHER CONDITIONS OF PTE 84-14 OR PTE 96-23 ARE AND WILL AT ALL TIMES BE SATISFIED, (B) THE CONDITIONS TO THE APPLICABILITY OF PTE 90-1, PTE 95-60 OR PTE 91-38 ARE AND WILL AT ALL TIMES BE SATISFIED OR (C) THE CONDITIONS OF ANOTHER APPLICABLE EXEMPTION ARE AND WILL AT ALL TIMES BE SATISFIED, SUCH THAT IN THE CASE OF EITHER (A), (B) OR (C), THE APPLICABLE EXEMPTION APPLIES TO THE PURCHASE, CONTINUED HOLDING AND DISPOSITION OF THIS CERTIFICATE, AS WELL AS TO THE UNDERLYING TRANSACTIONS OF THE TRUST.

Exh. C-1

[Include if this Certificate is a Global Security:

This Certificate is a Global Security within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository.  Unless and until this Certificate is exchanged in whole or in part for the individual Certificates represented hereby, it may not be transferred except as a whole and may only be transferred by the Depository to a nominee of the Depository or by any such nominee to either the Depository or another nominee of the Depository or by the Depository or any nominee to a successor of the Depository or a nominee of such successor.]

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued in exchange for this certificate or any portion hereof is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

REGISTERED	CERTIFICATE PRINCIPAL BALANCE: $_______
No. ______
CUSIP No. ___________
ISIN US _____________
Common Code No. ____________

[Financial Liquidity Aggregated Securities] Trust Certificate, Series 20[   ]-[  ]

Issuance Date:  ____________, 20[   ]

Final Scheduled Distribution Date:  ●

Evidencing an undivided interest in [Financial Liquidity Aggregated Securities Series 20[ ]-[  ]] Trust

THIS CERTIFIES THAT _______________, for value received, is the registered owner (the “Holder”) of $__________ (___________ dollars) in Certificate Principal Balance[, subject to change as specified in Schedule 1 hereto,] in [Financial Liquidity Aggregated Securities Series 20[ ]-[  ]] Trust (the “Trust”) created pursuant to the Standard Terms for Trust Agreements, dated as of [      ], 20[  ] (the “Standard Terms”) and the Series Supplement, Series 20[ ]-[ ], dated as of [     ], 20[  ] (the “Series Supplement” and together with the Standard Terms, the “Trust Agreement”), between [      ], as trustee and securities intermediary (the “Trustee”) and Credit Suisse Asset Repackaging Depositor LLC, as depositor (the “Depositor”) evidenced by this certificate.  A summary of certain of the pertinent provisions of which is set forth below.  To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

Exh. C-2

This Certificate is one of the duly authorized Certificates of the Trust designated as “[Financial Liquidity Aggregated Securities] Trust Certificates, Series 20[  ]-[  ]” (the “Certificates”).  This Certificate is issued under and is subject to the terms, provisions, and conditions of the Trust Agreement.  By virtue of its acceptance hereof, the Holder assents to and agrees to be bound by the provisions of the Trust Agreement.

This Certificate evidences an undivided beneficial ownership interest in the Trust Estate.  Subject to the terms and conditions of the Trust Agreement, until the obligations created by the Trust Agreement shall have terminated in accordance therewith, Certificateholders will be entitled to receive on each Distribution Date distributions in an amount equal to their pro rata share of the amounts received by the Trustee in respect of such Trust Estate and required to be distributed to Certificateholders on such Distribution Date based on the Certificate Principal Balance of the Certificates Outstanding as of the Record Date, pursuant to the terms of the Trust Agreement.

Except as otherwise provided in the Trust Agreement and notwithstanding the foregoing, distributions payable on the Final Scheduled Distribution Date or distributions of principal on a Special Distribution Date will be made only upon presentation and surrender of this Certificate at the Corporate Trust Office of the Trustee.

Each Certificateholder, by its acceptance of this Certificate or a beneficial interest or participation herein, consents to the authorization of the Trustee as Representative pursuant to the TLG Program and confirms that it will not exercise any right not to be represented by the Representative.

Each Certificateholder, by its acceptance of this Certificate or a beneficial interest or participation herein, authorizes the Trustee as Representative, at such time as the FDIC commences making any guarantee payments to the Representative with respect to an Underlying TLG Debt Security (for the benefit of the Certificateholders) pursuant to the TLG Program, to execute an assignment in the form attached as Exhibit A to the Underlying TLG Note pursuant to which the Representative shall assign to the FDIC its right as Representative to receive any and all payments from the TLG Debt Security Issuer under any TLG Underlying Instrument on behalf of the Certificateholders.

If, at any time on or prior to the expiration of the period during which an Underlying TLG Debt Security is guaranteed by the FDIC pursuant to the TLG Program, payment in full shall be made on such Underlying TLG Debt Security pursuant to the TLG Program on the outstanding principal and accrued interest to such date of payment, each Certificateholder by its acceptance of this Certificate or a beneficial interest or participation therein, hereby authorizes the Representative to promptly surrender to the FDIC the security certificate, note or other instrument evidencing such TLG Debt Security, if any.

Each Certificateholder, by its acceptance of this Certificate or a beneficial interest or participation herein, agrees to treat the Trust as a grantor trust for all U.S. federal, state and local income tax purposes.

Each Certificateholder, by its acceptance of this Certificate or a beneficial interest or participation herein, represents that it is not an affiliate of a TLG Debt Security Issuer,

Exh. C-3

institution-affiliated party of a TLG Debt Security Issuer, insider of a TLG Debt Security Issuer or an insider of an affiliate of a TLG Debt Security Issuer as described in Section 370.3(e)(5) of the TLGP Rule.

If any tax or other governmental charge shall become payable by or on behalf of the Trustee, including any tax or governmental charge required to be withheld from any payment by the Trustee under the provisions of any applicable law or regulation with respect to this Certificate, such tax or governmental charge shall be payable by the Certificateholder and may be withheld by the Trustee.  The consent of the Certificateholder shall not be required for such withholding.  The Trust shall not be obligated to pay any additional amounts to the Certificateholder as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges.

THE TRUST AGREEMENT AND THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Unless the certificate of authentication hereon has been executed by the Trustee or any Authenticating Agent, by manual or facsimile signature, this Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

This Certificate does not purport to summarize the Trust Agreement and reference is hereby made to the Trust Agreement for information with respect to the rights, benefits, obligations and duties evidenced thereby.  A copy of the Trust Agreement may be examined by any Certificateholder, upon request (free of charge), during normal business hours at the Corporate Trust Office of the Trustee, located initially at [           ], and at such other places, if any, designated by the Trustee.

Reference is hereby made to the further terms of this Certificate set forth on the reverse hereof, which further terms shall for all purposes have the same effect as if set forth at this place.

Exh. C-4

IN WITNESS WHEREOF, the Trustee, on behalf of the Trust, and not in its individual capacity, has caused this Certificate to be duly executed.

[FINANCIAL LIQUIDITY AGGREGATED SECURITIES SERIES 20[ ]-[ ]] TRUST

By: [ ], as Trustee

	By:	/s/
Authorized Signatory

DATED:

[Authenticating Agent’s] [Trustee’s] Certificate of Authentication:

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

Date:	[ ], as
[Trustee][Authenticating Agent]

	By:	/s/
Authorized Signatory

Exh. C-5

[REVERSE OF CERTIFICATE]

[Financial Liquidity Aggregated Securities] Trust Certificate, Series 20[   ]-[  ]

The Trust Agreement permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and in other circumstances with the consent of the Holders of the Certificates.

As provided in the Trust Agreement and subject to certain limitations herein and therein set forth, the transfer or exchange of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer or exchange at the Corporate Trust Office of the Trustee, accompanied, as applicable, by a written instrument of transfer in form and substance satisfactory to the [Trustee][Depositor][Certificate Registrar] duly completed and executed by the Holder hereof or such Holder’s attorney duly authorized in writing, with such signature guaranteed by a brokerage firm or financial institution that is a member of a Securities Approved Medallion Program such as Securities Transfer Agents Medallion Program (STAMP), Stock Exchange Medallion Program (SEMP) or New York Stock Exchange Inc. Medallion Signature Program (MSP), and thereupon one or more new Certificates of authorized denominations evidencing the same aggregate Certificate Principal Balance will be issued to the designated transferee(s).   No service charge will be made to the Holder hereof for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

As provided in the Trust Agreement and subject to certain limitations herein and therein set forth, this Certificate is exchangeable for new Certificates of authorized denominations representing the same aggregate Certificate Principal Balance, as requested by the Holder surrendering the same.  The Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith and any other expenses (including the Trustee’s fees and expenses) connected therewith, except as otherwise specified in the Trust Agreement.

The Certificates are issuable only in registered form without coupons in minimum denominations of $[100,000] and increments of $[1,000] in excess thereof.

Prior to due presentment for registration of transfer or exchange and for all other purposes, the Depositor, the Trustee and any agent of the Depositor or the Trustee shall treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Trustee or any such agent shall be affected by notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby will terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement.

Each Certificateholder, by its acceptance of this Certificate or a beneficial interest or participation herein, acknowledges that this Certificate represents a beneficial interest in the Trust only and does not constitute an interest in or obligation of, and is not guaranteed by, the

Exh. C-6

Depositor, the Trustee, any of the TLG Debt Security Issuers, any of the placement agents with respect to the Underlying TLG Debt Securities, the underwriters of the Certificates, any other entity, governmental agency or instrumentality, including the FDIC under the TLG Program or otherwise, or any Affiliate of the Depositor, the Trustee, any of the TLG Debt Security Issuers, any of the placement agents with respect to the Underlying TLG Debt Securities, the underwriters of the Certificates, or any of their respective directors, managers, officers, employees or agents, and no recourse shall be had against such Persons or their respective assets, including for any tax, accounting or other treatment proposed to be applied to the Certificates or any interest therein except as expressly provided in the Trust Agreement.

Exh. C-7

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s), and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

an undivided interest in [Financial Liquidity Aggregated Securities Series 20[  ]-[  ] Trust] evidenced by the within Certificate and hereby authorizes the transfer of registration of such undivided interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

Exh. C-8

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to, _______________________________________________________________
_______________________________________________________________ for the account of ______________________________________________________________, account number ____________________________, or, if mailed by check, to _________________________________________________________.  Applicable statements should be mailed to ___________________________________________________________________________________________________________________.

This information is provided by ____________________________________________________________________________________________, the assignee named above, or _______________________________________________________________________________________, as its agent.

Exh. C-9

STATE OF          )
                             )ss.:
COUNTY OF      )

On the ___ day of _______________, 20__ before me, a notary public in and for said State, personally appeared __________________________________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.

_________________________________________
                                   Notary Public

[Notorial Seal]

Exh. C-10

[Include if this Certificate is a Global Security]

Schedule 1

SCHEDULE OF CHANGES IN OUTSTANDING CERTIFICATE PRINCIPAL BALANCE

The following notations in respect of changes in the outstanding Certificate Principal Balance of this Global Security have been made on the Final Scheduled Distribution Date or with respect to any payment of principal of the Underlying TLG Debt Securities on a Special Distribution Date:

Date	Initial Certificate Principal Balance	Change in Outstanding Certificate Principal Balance	New Certificate Principal Balance	Notation Made by

Exh. C-11

EXHIBIT D

ADDITIONAL FORM 10-D DISCLOSURE

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Responsible Party
Item 1: Distribution and Pool Performance Information
Information included in the Distribution Statement to Certificateholders	Trustee [and Administrative Agent]
Any information required by 1121 which is NOT included on the Distribution Statement to Certificateholders	Depositor
Item 2:  Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust)	Trustee, Administrative Agent and Depositor
▪ Sponsor	Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ [Administrative Agent]	[Administrative Agent]
▪ [Sub-Administrative Agent]	[Sub-Administrative Agent]
▪ Any other party contemplated by 1100(d)(1)	Depositor
Item 3:  Sale of Securities and Use of Proceeds
Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.
Depositor [N/A]
Item 4: Defaults Upon Senior Securities Information from Item 3 of Part II of Form 10-Q: Report the occurrence of any Event of Default	Trustee (to the extent Trustee has knowledge)

Exh. D-1

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Responsible Party
(after expiration of any grace period and provision of any required notice)
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Trustee (to the extent Trustee has knowledge)
Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor [N/A]
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*	Depositor [N/A]
▪ Determining applicable disclosure threshold
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference
Item 1115(b) – Derivative Counterparty Financial Information*	Depositor [N/A]
▪ Determining current maximum probable exposure
▪ Determining current significance percentage
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any responsible party for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Distribution Statement to Certificateholders	Trustee [Administrative Agent]
Exhibits required by Item 601 of Regulation S-K,	Depositor

Exh. D-2

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Responsible Party
such as material agreements

Exh. D-3

EXHIBIT E

ADDITIONAL FORM 10-K DISCLOSURE

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Responsible Party
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any responsible party for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	(i) As to agreements, Trustee/Depositor and (ii) as to financial statements, Reporting Servicers (as to themselves)
Reg AB Item 1112(b): Significant Obligors of Pool Assets	Depositor [N/A]
Signifiant Obligor Financial Information*
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information	Depositor [N/A]
▪ Determining applicable disclosure threshold
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information	Depositor [N/A]
▪ Determining current maximum probable exposure
▪ Determining current significance percentage
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1117: Legal Proceedings

Exh. E-1

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Responsible Party

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceedings known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust)	Trustee, Administrative Agent and Depositor
▪ Sponsor	Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ [Administrative Agent]	[Administrative Agent]
▪ [Sub-Administrative Agent]	[Sub-Administrative Agent]
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships
Whether (a) the Sponsor, Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:	Depositor as to (a)
▪ Trustee	Trustee
▪ [Administrative Agent]	[Administrative Agent]
▪ [Sub-Administrative Agent]	[Sub-Administrative Agent]
▪ Any 1112(b) Significant Obligor	Depositor [N/A]
▪ Any 1114 Credit Enhancement Provider	Depositor [N/A]
▪ Any 1115 Derivate Counterparty Provider	Depositor [N/A]
▪ Any other 1101(d)(1) material party	Depositor
Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor, Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:

Depositor as to (a)
▪ Trustee	Trustee
▪ [Administrative Agent]	[Administrative Agent]
▪ [Sub-Administrative Agent]	[Sub-Administrative Agent]
▪ Any 1112(b) Significant Obligor	Depositor [N/A]
▪ Any 1114 Credit Enhancement Provider	Depositor

Exh. E-2

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Responsible Party
[N/A]
▪ Any 1115 Derivate Counterparty Provider	Depositor [N/A]
▪ Any other 1101(d)(1) material party	Depositor
Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor, Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:

Depositor as to (a)
▪ Trustee	Trustee
▪ [Administrative Agent]	[Administrative Agent]
▪ [Sub-Administrative Agent]	[Sub-Administrative Agent]
▪ Any 1112(b) Significant Obligor	Depositor [N/A]
▪ Any 1114 Credit Enhancement Provider	Depositor [N/A]
▪ Any 1115 Derivate Counterparty Provider	Depositor [N/A]
▪ Any other 1101(d)(1) material party	Depositor

Exh. E-3

EXHIBIT F

FORM 8-K DISCLOSURE

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Responsible Party
Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples:  servicing agreement, custodial agreement.

Note:  disclosure not required as to definitive agreements that are fully disclosed in the prospectus
All parties (with respect to any agreement entered into by such party)
Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples:  servicing agreement, custodial agreement.
All parties (with respect to any agreement entered into by such party)
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:
▪ Sponsor	Depositor
▪ Depositor	Depositor
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer
▪ Other material servicers	Servicer
▪ Trustee	Trustee
▪ [Administrative Agent]	[Administrative Agent]
▪[Sub-Administrative Agent]	[Sub-Administrative Agent]
▪ Signifiant Obligor	Depositor [N/A]
▪ Credit Enhancer (10% or more)	Depositor [N/A]

Exh. F-1

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Responsible Party
▪ Derivative Counterparty	Depositor [N/A]
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.
Trustee/ Depositor (with respect to any agreement to which the Trustee is not a party)
Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.
Trustee
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Trustee and Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Trustee

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.
Depositor/Trustee (as to itself)/successor trustee/Administrative Agent (as to itself)/successor administrative agent
Reg AB disclosure about any new servicer or master servicer is also required.	Trustee/ Depositor/Administrative Agent
Reg AB disclosure about any new Trustee is also required.	successor trustee
Item 6.03- Change in Credit Enhancement or External Support Covers termination of any enhancement in manner other than by its terms, the addition of an	N/A

Exh. F-2

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Responsible Party
enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution
Trustee (to the extent the Trustee has knowledge thereof)/Depositor (to the extent the Depositor has knowledge thereof)/Administrative Agent (to the extent the Administrative Agent has knowledge thereof)

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.
Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible servicer for reporting/disclosing the financial statement or exhibit

Exh. F-3

EXHIBIT G

FORM OF PERFORMANCE CERTIFICATION

Re:
[The Trust Agreement dated as of __________, 20__ (the “Trust Agreement”) between Credit Suisse Asset Repackaging Depositor LLC, as Depositor, and [       ], as Trustee][The Administrative Agreement dated as of ____________, 20__ (the “Administrative Agreement”) between [       ], as Trustee and [      ], as Administrative Agent]

I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to the [Trustee], and its officers, directors and Affiliates (collectively, the “Certification Parties”) with the knowledge and intent that they will rely upon this certification, that:

(1)           I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Assessment of Compliance”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Accounting Firm Attestation”), [all reports, officer’s certificates and other information relating to the servicing of the Underlying TLG Debt Securities by the Company during 20[  ] that were delivered by the Company to the Depositor, the Administrative Agent and the Trustee pursuant to the Trust Agreement](collectively, the “Servicing Information”);

(2)           Based on my knowledge, the Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Information;

(3)           Based on my knowledge, all of the Servicing Information required to be provided by the Company under the Trust Agreement has been provided to the Depositor, the Administrative Agent and the Trustee;

(4)           I am responsible for reviewing the activities performed by the Company as a servicer under the [Trust Agreement][Administrative Agreement], and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Assessment of Compliance or the Accounting Firm Attestation, the Company has fulfilled its obligations under the [Trust Agreement][Administrative Agreement]; and

Exh. G-1

(5)           The Compliance Statement, Assessment of Compliance and Accounting Firm Attestation required to be provided by the Company and by any Reporting Subcontractor engaged by it pursuant to the [Trust Agreement][Administrative Agreement], have been provided to the Trustee.  Any material instances of noncompliance described in such reports have been disclosed to the Trustee.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Trust Agreement and the Administrative Agreement.

Date:

By:
Name:
Title:

Exh. G-2

EXHIBIT H

[FORM OF] SERVICING CRITERIA TO BE ADDRESSED IN
ASSESSMENT OF COMPLIANCE STATEMENT

The assessment of compliance to be delivered by each party listed below shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria/ Responsible Party
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

Exh. H-1

Servicing Criteria		Applicable Servicing Criteria/ Responsible Party
Reference	Criteria
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements.  For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts.  These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.  These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements.  Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.

Exh. H-2

Servicing Criteria		Applicable Servicing Criteria/ Responsible Party
Reference	Criteria
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements.  Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.

Exh.  H-3

Servicing Criteria		Applicable Servicing Criteria/ Responsible Party
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts):  (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

Exh. H-4

[NAME OF REPORTING PARTY]

By:
Name:
Title:

[Key:

T = Trustee
AA = Administrative Agent
SA = Sub-Administrative Agent]

Exh. H-5

EXHIBIT I

ADDITIONAL DISCLOSURE NOTIFICATION

[insert name and address of Trustee]

Credit Suisse Asset Repackaging Depositor
11 Madison Avenue
New York, New York 10010

Attn:  [Trustee]

RE:  **Additional Form [ ] Disclosure**Required

Ladies and Gentlemen:

In accordance with Section [10(b)(ii)][10(c)(ii)][10(d)(ii)] of the Trust Agreement, dated as of [ ] [ ], 2009, among [ ], as [ ], [ ], as [ ], [  ], as [  ] and [ ], as [ ], the Undersigned, as [  ], hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [  ].

Description of Additional Form [  ] Disclosure:

List of Any Attachments hereto to be included in the Additional Form [ ] Disclosure:

Any inquiries related to this notification should be directed to [  ], phone number:  [  ]; email address:  [  ].

[NAME OF PARTY] as [role]

By:
Name:
Title:

Exh. I-1

Exhibit J

FORM OF UNDERLYING TLG NOTE

Ex. J-1

EXHIBIT K

FORM OF TLG PROGRAM DEMAND NOTICE

Exh. K-1